1 investor.arrow.com Third Quarter 2017 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended September 30, 2017, and the Annual Report on form 10-K as filed with the Securities and Exchange Commission. Third-quarter 2017 sales increased 17% year over year.

Third-Quarter 2017 CFO Commentary 2 investor.arrow.com Third-Quarter Summary We delivered record third-quarter sales, gross profit, and earnings per share. Third-quarter sales were above the high end of our expectation. Third-quarter operating expenses were well-managed and aligned to our business mix. Third-quarter gross profit, operating income, and earnings per share year-over- year growth accelerated compared to the first and second quarters of 2017. Global components achieved record third-quarter sales that exceeded our expectation. Third-quarter global component sales increased 25% year over year. Americas sales increased 24% year over year with growth from our core distribution business, digital platform, and sustainable technology solutions. Asia sales increased 24% year over year driven by our investments in sales and engineering resources. Europe sales increased 25% year over year and increased 19% year over year adjusted for changes in foreign currencies, the 18th straight quarter of adjusted year-over-year growth. Global components' operating income increased 21% year over year and non-GAAP operating income increased 20% year over year. Third-quarter enterprise computing solutions sales increased 3% year over year and were toward the higher end of our expectation. Europe sales increased 16% year over year and increased 11% year over year adjusted for changes in foreign currencies. Americas sales decreased 2% year over year. Billings grew in all regions led by software, including cloud, and industry- standard servers. Third-quarter enterprise computing solutions operating income decreased 1% year over year and non-GAAP operating income decreased 2% year over year. We delivered record third- quarter sales, gross profit, and earnings per share.

Third-Quarter 2017 CFO Commentary 3 investor.arrow.com P&L Highlights* Q3 2017 Y/Y Change Y/Y Change Adjusted for Acquisitions & Currency Q/Q Change Sales $6,954 17% 16% 8% Gross Profit Margin 12.1% -90 bps -100 bps -60 bps Operating Income $236 19% 17% 3% Operating Margin 3.4% 10 bps Flat -20 bps Non-GAAP Operating Income $265 12% 10% (1)% Non-GAAP Operating Margin 3.8% -20 bps -20 bps -30 bps Net Income $135 14% 12% 35% Diluted EPS $1.50 17% 15% 35% Non-GAAP Net Income $163 14% 12% 2% Non-GAAP Diluted EPS $1.82 17% 15% 2% Consolidated Overview Third Quarter 2017 $ in millions, except per share data; may reflect rounding • Consolidated sales were $6.95 billion – Above the high end of our prior expectation of $6.325-$6.725 billion • Consolidated gross profit margin was 12.1% – Decreased 90 basis points points year over year due to global components business mix, principally in the Americas and Europe – Decreased 60 basis points quarter over quarter due to mix across the businesses • Operating income margin was 3.4% and non-GAAP operating income margin was 3.8% – Operating expenses as a percentage of sales were 8.5%, down 80 basis points year over year – Non-GAAP operating expenses as a percentage of sales were 8.3%, down 70 basis points year over year – The decline in operating expense as a percentage of sales reflects the operational efficiencies we achieved to align our costs to our business mix • Interest and other expense, net was $40 million – Increased $3 million year over year due to higher debt balances and higher interest rates on floating- rate debt

Third-Quarter 2017 CFO Commentary 4 investor.arrow.com • Effective tax rate for the quarter was 25.4%, and non- GAAP effective tax rate was 27.5% – Non-GAAP effective tax rate was below the midpoint of our longer term range of 27-29% • Diluted shares outstanding were 89.5 million – Slightly above our prior expectation of 89 million • Diluted earnings per share were $1.50 – In line with our prior expectation of $1.49 - 1.61 – Included a $0.11 charge for loss on investment and for extinguishment of debt • Non-GAAP diluted earnings per share were $1.82 – Toward the higher end of our prior expectation of $1.74 - 1.86 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

Third-Quarter 2017 CFO Commentary 5 investor.arrow.com Components Global • Sales increased 25% year over year – Increased 23% year over year adjusted for changes in foreign currencies • Lead times are in line with historical norms • Backlog increased significantly year over year • Book-to-bill was 1.07, up from 1.04 in the third quarter of 2016 • Operating margin of 4.4% decreased 10 basis points year over year • Non-GAAP operating margin of 4.5% decreased 20 basis points year over year – The operating margin decline was principally attributable to business mix in the Americas region • Return on working capital decreased 60 basis points year over year due to investments in inventory to support growth and new supplier engagements, and collections timing on rapidly growing sales Global components posted record third- quarter sales and operating income. Non-GAAP Operating Income ($ in millions)

Third-Quarter 2017 CFO Commentary 6 investor.arrow.com Components Americas • Sales increased 24% year over year – Record third-quarter sales – Strong growth in core components distribution due to new and expanded supplier agreements – Strong growth in digital platform and sustainable technology solutions – Strong growth in the aerospace & defense, consumer, communications, and alternative energy verticals year over year – Growth in the industrial and medical devices verticals and from large supply chain customers Americas components sales increased 24% year over year. Sales ($ in millions)

Third-Quarter 2017 CFO Commentary 7 investor.arrow.com Components Europe • Sales increased 25% year over year – Sales increased 19% year over year adjusted for changes in foreign currencies – Record third-quarter sales – Strong growth in the aerospace and defense, lighting, and transportation verticals year over year Europe components sales increased 25% year over year. Sales ($ in millions)

Third-Quarter 2017 CFO Commentary 8 investor.arrow.com Components Asia • Sales increased 24% year over year – Record third-quarter sales – Strong growth in the IoT and transportation verticals year over year Asia components sales increased 24% year over year. Sales ($ in millions)

Third-Quarter 2017 CFO Commentary 9 investor.arrow.com Enterprise Computing Solutions Global • Sales increased 3% year over year – Sales increased 1% year over year adjusted for changes in foreign currencies • Billings increased year over year adjusted for changes in foreign currencies • Operating margin of 4.5% decreased 20 basis points year over year • Non-GAAP operating margin of 4.8% decreased 20 basis points year over year • Return on working capital increased year over year for the 16th consecutive quarter Enterprise computing solutions posted record third-quarter sales. Non-GAAP Operating Income ($ in millions)

Third-Quarter 2017 CFO Commentary 10 investor.arrow.com Enterprise Computing Solutions Americas • Sales decreased 2% year over year – Billings increased year over year – Strong growth in industry-standard servers – Growth in infrastructure software across the portfolio – Storage, networking and proprietary servers decreased year over year ECS Americas industry- standard servers and infrastructure software increased year over year. Sales ($ in millions)

Third-Quarter 2017 CFO Commentary 11 investor.arrow.com Enterprise Computing Solutions Europe • Sales increased 16% year over year – Sales increased 11% year over year adjusted for changes in foreign currencies – Record third-quarter sales – Strong growth in industry standard servers and in infrastructure software across the portfolio adjusted for changes in foreign currencies – Growth in storage and proprietary servers year over year adjusted for changes in foreign currencies – Networking declined year over year – Operating income increased year over year ECS Europe posted record third-quarter sales. Sales ($ in millions)

Third-Quarter 2017 CFO Commentary 12 investor.arrow.com Cash Flow from Operations Cash flow from operating activities was $135 million in the quarter. Working Capital Working capital to sales was 16.0% in the quarter, up 10 basis points year over year. Return on working capital was 23.8% in the quarter, down 130 basis points year over year. Return on Invested Capital Return on invested capital was 10.1% in the quarter, up 30 basis points year over year, and ahead of our weighted average cost of capital. Share Buyback We repurchased approximately $0.3 million shares of our stock for $25 million. Total cash returned to shareholders over the last 12 months was approximately $185 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.3x. Total liquidity of $2.9 billion when including cash of $584 million. We repurchased approximately $25 million of our stock in the third quarter.

Third-Quarter 2017 CFO Commentary 13 investor.arrow.com Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the fourth quarter of 2017 to be $1.18 to €1 compared with $1.08 to €1 in the fourth quarter of 2016. We are expecting interest expense will total approximately $44 million. Fourth-Quarter 2017 Guidance Consolidated Sales $7.2 billion to $7.6 billion Global Components $4.75 billion to $4.95 billion Global ECS $2.45 billion to $2.65 billion Diluted Earnings Per Share1,2 $1.86 to 2.02 Non-GAAP Diluted Earnings Per Share1 $2.21 to 2.37 1 Assumes average diluted shares outstanding of 89 million, an average tax rate of 27 to 29%. 2 Includes an approximately $11 million or $0.12 per share post-tax pension settlement expense.

Third-Quarter 2017 CFO Commentary 14 investor.arrow.com Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2016 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Third-Quarter 2017 CFO Commentary 15 investor.arrow.com Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non- GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions”). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables herein. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Third-Quarter 2017 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended September 30, 2017	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 235,992	$ 12,645	$ 15,896	$ —	$ 264,533
Income before income taxes	181,674	12,645	15,896	15,786	226,001
Provision for income taxes	46,199	4,474	5,319	6,089	62,081
Consolidated net income	135,475	8,171	10,577	9,697	163,920
Noncontrolling interests	845	146	—	—	991
Net income attributable to shareholders	$ 134,630	$ 8,025	$ 10,577	$ 9,697	$ 162,929
Net income per diluted share	1.50	0.09	0.12	0.11	1.82
Effective tax rate	25.4%				27.5%

Three months ended October 1, 2016	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other	Non-GAAP measure
Operating income	$ 198,684	$ 13,893	$ 24,267	$ —	$ 236,844
Income before income taxes	162,766	13,893	24,267	—	200,926
Provision for income taxes	44,931	4,959	7,439	—	57,329
Consolidated net income	117,835	8,934	16,828	—	143,597
Noncontrolling interests	108	347	—	—	455
Net income attributable to shareholders	$ 117,727	$ 8,587	$ 16,828	$ —	$ 143,142
Net income per diluted share**	1.28	0.09	0.18	—	1.56
Effective tax rate	27.6%				28.5%

Three months ended July 1, 2017	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 229,822	$ 12,364	$ 24,416	$ —	$ 266,602
Income before income taxes	130,179	12,364	24,416	58,009	224,968
Provision for income taxes	29,575	4,388	7,576	22,377	63,916
Consolidated net income	100,604	7,976	16,840	35,632	161,052
Noncontrolling interests	925	157	—	—	1,082
Net income attributable to shareholders	$ 99,679	$ 7,819	$ 16,840	$ 35,632	$ 159,970
Net income per diluted share**	1.11	0.09	0.19	0.40	1.78
Effective tax rate	22.7%				28.4%

**Other includes loss on extinguishment of debt and loss on investment.*

***The sum of the components for diluted EPS, as adjusted, may not agree to totals, as presented, due to rounding.*

investor.arrow.com 16 Five Years Out